Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276293 on Form F-1 of our report dated September 11, 2023, relating to the financial statements of Joint Stock Company Kaspi.kz. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Almaty, Kazakhstan

January 16, 2024